                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") dated as of October __, 2001 is between M.G.R., Inc., a Minnesota corporation, with a place of business at 1230 Trapp Road, Eagan, Minnesota, 55121 (the "Company"), and Gary A. Koch, an individual residing at 9901 Deerbrook Drive, Chanhassen, Minnesota, 55317 (the "Executive").

                                    RECITALS
                                    --------

         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual and dependent promises hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1

                               EMPLOYMENT AND TERM

         1.1 Employment/Duties. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment as Chief Executive Officer of the Company under the terms and conditions set forth in this Agreement. Executive shall report to the Board of Directors of the Company for the performance of his duties. Executive shall follow the reasonable, nondiscriminatory directives of the Board of Directors of the Company, and the policies and procedures adopted in connection therewith from time-to-time. Executive shall have responsibility for such duties as are customarily associated with the position of a Chief Executive Officer of the Company and such other executive level duties and responsibilities, consistent therewith and with the status of a senior level executive of the Company, as may be assigned by the person to whom he reports as provided herein. Executive acknowledges and agrees that the Company's brother-sister affiliates Distribution Services, Inc. and Contract Air, Inc. shall be operated by and through the management of the Company, including Executive, without additional compensation therefor. During the Term (as defined in Section 1.3 hereof), Executive shall devote substantially all of his working time, attention and skill to the business affairs of the Company. Executive's office will be in the Company's Eagan, Minnesota location or such other office of the Company or an affiliate thereof as is mutually acceptable to the Executive and the Company. Executive's refusal of a proposal of relocation outside of the Minneapolis/St. Paul, Minnesota metropolitan area shall not be construed under this Agreement or otherwise, under any circumstances whatsoever, as (a) a voluntary resignation, (b) Executive's unwillingness or affirmative action or omission to follow the reasonable directives of the Company or the person to whom he reports hereunder or (c) as a basis of termination for "Cause."

         1.2 Effective Date. Executive will commence work immediately on the date hereof (the "Effective Date").

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         1.3 Term. This Agreement shall commence on the Effective Date and shall continue until December 31, 2005 unless (a) extended pursuant to the terms hereof of (b) earlier terminated as provided in Article 6. This Agreement may be renewed for successive one (1) year terms upon the written consent of the Company and Executive. The initial term through December 31, 2005 and any renewal terms are collectively referred to as the "Term."

                                   ARTICLE 2

                                  COMPENSATION

         2.1 Base Salary. For each twelve (12) month period during the Term of this Agreement, the Executive shall be paid an annual base salary of no less than Two Hundred Fifty Thousand Dollars ($250,000) in a manner consistent (but not less often than monthly) with the usual pay practices of the Company. Base salary shall be subject to minimum annual cost-of-living increases of five percent (5%) per annum, subject to the approval of the Company's President and Stonepath Logistics, Inc.

         2.2 Management Incentive Program; Bonus. The Executive shall be entitled to participate in the Management Incentive Program which shall be mutually agreed upon by Stonepath Group, Inc. and Shareholders' Agent (as defined in that certain Stock Purchase Agreement dated August 30, 2001 by and among, among others, the Company, Stonepath Group, Inc. and the Executive (the "Stock Purchase Agreement")) and established by the Company no later than April 1, 2002. The Executive shall also be eligible to receive annual bonus compensation at the discretion of the Company's Board of Directors in accordance with the Company's executive bonus or incentive compensation plans that may be in effect from time to time.

         2.3 Benefits. The Executive will, during the Term, be permitted to participate in such pension, profit sharing, bonus (subject to the provisions of Section 2.2), life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time, to the extent Executive is eligible under the terms of those plans. The Company may alter, modify, add to or delete its executive benefit plans as they apply to the Company's senior executive officers at such times and in such manner as the Company determines appropriate, without recourse by Executive so long as such changes are applied in a substantially uniform manner to the Company's executive officers.

         2.4 Vacation. Executive shall be entitled to receive annual vacation in accordance with the Company's policies applicable to its senior executive officers, which in any event shall not be less than six (6) weeks or such greater number of weeks as may be provided to the Company's senior executives with comparable length of service. The Executive shall also be entitled to the paid holidays and other paid leave set forth in the Company's policies. Vacation days during any calendar year that are not used by the Executive during such calendar year may be used in any subsequent calendar year; provided, however, that no more than six (6) weeks' paid vacation may be accrued or carried forward.


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         2.5 Business Expenses. The Company shall reimburse the Executive, in accordance with its practice from time-to-time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of his duties hereunder. The Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company from its executive officers.

         2.6 Insurance. In addition to any life insurance provided by the Company to the Executive, the Company may, at its discretion and at any time after the Effective Date, apply for and procure, as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may choose. Unless otherwise agreed, the Executive shall have no interest whatsoever in any such policy or policies, but shall, at the request of the Company, subject himself to such reasonable medical examinations, supply such information and execute such documents as may be reasonably required by the insurance company or companies to which it has applied for such insurance. Upon termination of employment, Executive shall have the right to take a full ownership and beneficial interest in such policies and assume responsibility for all future payments thereunder, without compensation to the Company for such benefit (except to the extent of any pre-paid premiums thereunder) and the Company shall promptly, and in good faith, but subject to any restrictions imposed by any insurer, cooperate with Executive in such transfer of such policy or policies.

         2.7 Automobile. The Company shall lease or shall reimburse the Executive for the cost of Executive's current automobile lease. After the expiration of such lease, the Company shall lease or shall reimburse the Executive for the cost of leasing a new automobile mutually acceptable to Executive and the Company and all expenses related to the use thereof for the Executive's use during the Term of this Agreement, including but not limited to, insurance, maintenance, repairs, mobile telephone and gasoline. Reimbursable lease costs will not exceed Two Thousand Dollars ($2,000) per month or such higher amount as may be generally provided from time to time to the Company's senior executive officers.

                                   ARTICLE 3

                             PROPRIETARY INFORMATION

         3.1 Confidential and Proprietary Information. Executive acknowledges that he is in a relationship of confidence and trust with the Company and will come into possession of information that has been created, discovered, developed, acquired or otherwise become known to the Company or its affiliates (including, without limitation, information that is created, discovered, developed, acquired or made known by Executive in the course of his employment and information belonging to third parties) and in which the Company or its affiliates has rights of indeterminable commercial value (all of the aforementioned information is hereinafter collectively referred to as "Proprietary Information"). By way of illustration, Proprietary Information includes, but is not limited to, trade secrets, processes, formulas, data and know-how, marketing plans, strategies, forecasts, customer lists, business plans, financial information, and information collected from the customers of the Company or its affiliates. Executive acknowledges that Proprietary Information is in part set forth in the Company's manuals, memoranda, specifications, accounting and sales records, and other documents and records of

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the Company and its affiliates whether or not otherwise identified as
"Proprietary." Proprietary Information shall exclude information that has become part of the public domain, except (i) when and to the extent that such public information, when applied to or combined with other information, is non-public and proprietary to the Company or its affiliates, or (ii) where such information became public through unauthorized disclosure by Executive or another party under an obligation of confidentiality to the Company or its affiliates. Proprietary Information shall also exclude information that becomes available to Executive on a non-confidential basis from a non-Company third party which has not been disclosed in breach of any confidentiality agreement with the Company.

         3.2 Non-Disclosure. Executive acknowledges that all Proprietary Information shall be the sole property of the Company, its affiliates and their successors and assigns. During the Term and for so long as the information remains Proprietary Information, Executive agrees to keep in confidence and trust all Proprietary Information, and not to use, disclose, disseminate, publish, copy, or otherwise make available, directly or indirectly, except in the ordinary course of the performance of Executive's duties under this Agreement, any Proprietary Information except as expressly authorized in writing by the Company; provided, however, that Executive shall be relieved of his obligation of nondisclosure hereunder if Proprietary Information is required to be disclosed by any applicable judgment, order or decree of any court or governmental body or agency having jurisdiction or by any law, rule or regulation, provided that in connection with any such disclosure, Executive shall give the Company reasonable prior written notice of the disclosure of such information pursuant to this exception and shall cooperate with the Company to permit the Company to seek confidential treatment for such information from any authority requiring delivery of such information; provided, further, however, that if Company has not obtained such confidential treatment by the date Executive is required by such distraint to disclose the Proprietary Information, Executive shall be free to provide such disclosure and there shall be no violation of or damages determined under this Agreement or otherwise for Executive's disclosure action and compliance with or pursuant to such authority.

         3.3 Return of Proprietary Information. Executive agrees that when he ceases to be employed by the Company, whether such cessation of employment shall be for any reason or for no reason, with or without cause, voluntary or involuntary, or by termination, resignation, disability, retirement or otherwise, Executive shall deliver to the Company all documents and data of any nature owned by the Company pertaining to the Proprietary Information.

                                    ARTICLE 4

                                   COMPETITION

         4.1 Noncompetition Covenant.


                  (a) Executive covenants and agrees with the Company that during the "Noncompete Term" as hereinafter defined he will not, without the Purchaser's prior written consent, which may be withheld or given in its sole discretion, directly or indirectly, or individually or collectively within the United States of America, lend any material credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole

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         proprietor, founder, associate, promoter, partner, joint venturer, shareholder (other than as a less than five percent (5%) shareholder of a publicly traded corporation), officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating, assisting or managing any business or entity that is engaged in activities competitive with the Business of the Companies.

                  (b) Executive covenants and agrees with the Company that during the term hereof, and thereafter for a period of twelve (12) months, without the Purchaser's prior written consent, which may be withheld or given in its sole discretion, he will not act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder (other than as a less than five percent (5%) shareholder of a publicly traded corporation), officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise, directly or indirectly, to solicit, counsel or attempt to induce any person who is then in the employ of the Company to leave the employ of the Company or employ or attempt to employ any such person or persons who at any time during the preceding four (4) months was in the employ of the Company.

         4.2 Noncompete Term. The "Noncompete Term" shall mean the period commencing on the Effective Date and ending two (2) years following the Executive's voluntary termination of employment. In the event of Executive's involuntary termination without Cause, including termination due to Good Reason, the Noncompete Term (and therefore the restrictions of Section 4.1) shall not apply to Executive unless the Company elects (pursuant to a writing delivered to Executive on or before the date of such termination) to compensate the Executive in accordance with the salary payment terms of this Agreement through December 31, 2005.

         4.3 Blue Pencil Rule. The Executive and the Company desire that the provisions of this Article 4 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The parties agree that Executive is a key executive of the Company. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Executive in this Article 4 are unreasonable or unenforceable because of duration, geographic area or otherwise, the Executive and Company agree and intend that the court shall enforce this Article 4 to the maximum extent the court deems reasonable and that the court shall have the right to strike or change any provisions of this Article 4 and substitute therefore different provisions to effect the intent of this Article 4 to the maximum extent possible.

         4.4 Inevitable Disclosure. The Company hereby agrees that it will look only to the provisions of this Article 4 with regard to enforcing any non-competition obligation on Executive, and expressly disavows reliance at any time on the inevitable disclosure doctrine.

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                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1 Indemnification of Executive. The Company agrees to indemnify Executive in connection with the performance of his duties and obligations hereunder to the maximum extent permitted by applicable law. In addition, expenses of defense which may be indemnifiable under applicable law shall be paid by the Company in advance of the final disposition of a proceeding, provided that Executive agrees to repay such amount if he is later found not entitled to be indemnified as authorized by applicable law. As a condition to the Company's obligation of indemnification hereunder, Executive shall provide the Company with written notice of any claim for which indemnification will be sought as promptly as practicable after learning thereof, stating the identity of the claimant, the nature and basis of the claim and the amount thereof, and copies of all notices and documents received by Executive in connection with the claim. Thereafter, as a condition of the Company's obligation of indemnification, Executive shall cooperate in the defense of the claim by the Company, and shall provide the Company with all additional information and copies of documents received by him, or otherwise in his possession, related to the claim. The Company will promptly assume the defense of a claim against Executive, unless the claim is properly determined by the Company not be indemnifiable under this Agreement or applicable law. Executive may challenge the Company's determination as to the indemnifiable nature of the claim and during the pendency of such challenge, the Company shall provide such defense at its expense provided that Executive provides a written agreement, reasonably satisfactory to the Company, obligating Executive to reimburse all costs and expenses incurred by the Company in the event the Company's determination as to the unindemnifiable nature of the claim is upheld. Except as otherwise provided herein, the Company will defend Executive at the Company's sole cost and expense utilizing counsel of the Company's choice, reasonably acceptable to Executive. Executive may also participate in the defense utilizing his own counsel at Executive's sole expense. In the event the Company does not assume the defense of Executive as required herein, Executive may assume such defense by written notice to the Company and the Company shall be obligated to advance Executive's reasonable costs and expenses of counsel reasonably acceptable to the Company, and the action (including experts), subject to Executive's contingent obligation to repay such expenses if the claim is not indemnifiable. Executive will not independently consent to the settlement of any claim without the prior written consent of the Company, which will not be unreasonably withheld. The Company will not independently consent to the settlement of any claim without Executive's prior written consent which will not be unreasonably withheld.

                                   ARTICLE 6

                TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS

         6.1 Events of Termination by the Company.

                  (a) Death or Disability. In the event Executive dies or becomes permanently disabled during the term of this Agreement, his employment hereunder shall automatically terminate. In such case, the Company shall pay to Executive or his estate, personal representative or beneficiary, as the case may be, such amounts as may be payable to


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         Executive pursuant to Article 2 and Section 6.1(d) of this Agreement.
         For the purpose of this Agreement, "permanent disability" or "permanently disabled" shall mean the inability of the Executive, due to physical or mental illness or disease, to perform the functions then performed by such Executive for one hundred eighty (180) substantially consecutive days, accompanied by the likelihood, in the opinion of a physician chosen by the Company and reasonably acceptable to the Executive, that the disabled Executive will be unable to perform such functions within the reasonably foreseeable future; provided, however, that the foregoing definition shall not include a disability for which the Company is required to provide reasonable accommodation pursuant to the Americans with Disabilities Act or other similar statute or regulation. If any question shall arise as to whether during any period Executive has suffered disability, Executive may, and at the request of the Company will, submit to the Company a certification in reasonable detail by a physician selected by Executive or his guardian to whom the Company has no reasonable objection as to whether Executive was so disabled and such certification, which opinion shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Executive shall fail to submit such certification to such examination by such physician, the Company's determination of such issue shall be binding on Executive.

                  (b) By the Company for Cause. The Company may terminate Executive's employment hereunder for "Cause" at any time upon prior written notice to Executive, and after any applicable cure period has expired without a cure by Executive setting forth in reasonable and specific detail the nature of such cause. The following shall constitute "Cause" for termination.

                           (i) Executive's falsification of the accounts of the
                  Company, embezzlement of funds of the Company or other similar material dishonesty with respect to the Company or any of its subsidiaries;

                           (ii) Conduct engaged in or action taken or omitted to
                  be taken by Executive which is in material breach of this Agreement, which breach continues for more than fifteen (15) days after written notice of such breach is given to Executive; or

                           (iii) Conviction of, or plea of nolo contendere to, a
                  felony or other crime involving moral turpitude (it being understood for example that violation of a motor vehicle code does not constitute such a crime); or

                           (iv) Gross or willful misconduct of Executive with
                  respect to the Company or any subsidiary thereof, which misconduct continues for more than fifteen (15) days after written notice of such misconduct is given to Executive.

                  Upon termination of Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to Executive other than the payment of (i) base salary earned but unpaid at the date of termination and (ii) any unpaid accrued benefits of the Executive, (iii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in Section 2.6, and (iv) any unpaid bonus, including, without limitation, any bonus

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          provided under Section 2.2 hereof, earned by the Executive prior to the date of such termination.

                  (c) By Executive For Good Reason. Executive may terminate his employment by the Company for "Good Reason" at any time upon notice to the Company setting forth in reasonable detail the nature of such good reason. "Good Reason" for Executive to terminate his employment shall mean any act or omission by the Company and not consented to by the Executive in a writing signed by Executive which constitutes a material breach of any term or provision of this Agreement or which results in the assignment to Executive of any duties materially inconsistent with, or in any material diminution of, the positions, duties, responsibilities and status of Executive hereunder or any change in Executive's titles or duties with the same intent or effect which breach continues for more than fifteen (15) days after written notice of such breach to Company.

                  (d) In the event of (i) the termination or cessation by the Company of Executive's employment with the Company other than for "Cause" as defined above, or (ii) the termination of the Executive's employment with the Company by Executive for "Good Reason" as defined above, or (iii) the termination or cessation of Executive's employment by reason of death pursuant to Section 6.1(a), Executive shall be entitled to receive from the Company continuation of payment of all salary and bonus and continuation of all benefits which Executive would have been entitled to receive had his employment not terminated, at the same times as such payments would otherwise have been made pursuant to
         Article 2 hereof for a period of the remainder of the Term. The foregoing shall be exclusive of any non-compete payment required to be made by the Company under Section 4.2 hereof.

         6.2 Voluntary Termination by Executive. If Executive voluntarily resigns or terminates his employment for other than Good Reason, the Company shall have no further obligation or liability to Executive other than the payment of (i) base salary earned but unpaid at the date of termination, (ii) any unpaid accrued benefits of the Executive and (iii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in
Section 2.6.

         6.3 Survival. Notwithstanding termination of this Agreement as provided in this Article 6, the rights and obligations of Executive and the Company under
Article 3 through Article 6 and Sections 7.5, 7.9, 7.10 and 7.14 shall survive termination.

                                   ARTICLE 7

                              CONCLUDING PROVISIONS

         7.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters contained herein. There are no oral understandings, terms, or conditions, and no party has relied upon any representation, express or implied, not contained in this Agreement.


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         7.2 Amendments. This Agreement may not be amended in any respect whatsoever, nor may any provision hereof be waived by any party, except by a further agreement, in writing, fully executed by each of the parties.

         7.3 Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, personal representatives, successors and assigns, executors and/or administrators, provided that (a) Executive may not assign his rights hereunder (except by will or the laws of descent) without the prior written consent of the Company and (b) Company may not assign its rights hereunder without the prior written consent of Executive which will not be unreasonably withheld.

         7.4 Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

         7.5 Notice. Any notice, demand, offer or other written instrument ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and shall be hand delivered or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the parties at the addresses as set forth in this Agreement. Any Notice to be given to the estate of any deceased person shall be addressed to the personal representative of such deceased person at his address as set forth in this Agreement. Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto.

         7.6 Effective Date of Notice. The effective date of any offer, demand, notice or instrument shall be the date of actual (as opposed to presumptive) delivery to the addressee.

         7.7 Counterparts. This Agreement may be executed in one or more copies, each of which shall be deemed an original. This Agreement may be executed by facsimile signature and each party may fully rely upon facsimile execution; this agreement shall be fully enforceable against a party which has executed the agreement by facsimile.

         7.8 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or Articles contained in this Agreement shall not affect the validity of the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

         7.9 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota without regard to principles of comity or conflicts of laws provisions of any jurisdiction.

         7.10 Resolution of Disputes.

                  (a) Subject to the provisions of Section 7.10(b), any dispute, difference or controversy arising under this Agreement regarding the payment of money shall be settled by arbitration. Any arbitration pursuant to this Section 7.10 shall be held before a single arbitrator. Except as otherwise set forth herein, each party shall bear its own expenses for counsel and other out-of-pocket costs in connection with


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

         any resolution of a dispute, difference or controversy. Any arbitration shall take place in Minneapolis, Minnesota or at such other location as the parties may agree upon, according to the American Arbitration Association's Commercial Arbitration Rules now in force and hereafter adopted or by the parties' further agreement or as set forth herein. The parties agree that, in any arbitration the parties shall, to the maximum extent possible, have such rights as to the scope and manner of discovery as are permitted in the Federal Rules of Civil Procedure and consent to the entry of any order of any court of competent jurisdiction necessary to enforce such discovery. In submitting the dispute to the arbitrators, each of the parties shall concurrently furnish, at its own expense, to the arbitrator and the other parties such documents and information as the arbitrator may request. Each party may also furnish to the arbitrator such other information and documents as it deems relevant, with the appropriate copies and notification being concurrently given to the other party. Neither party shall have or conduct any communication, either written or oral, with the arbitrator without the other party either being present or receiving a concurrent copy of such written communication. The arbitrator may conduct a conference concerning the objections and disagreements between the parties, at which conference each party shall have the right to (i) present its documents, materials and other evidence (as previously provided to the arbitrator and the other parties), and (ii) to have present its or their advisors, accountants and/or counsel. The arbitrator shall make his award in accordance with and based upon all the provisions of this Agreement,, and judgment upon any award rendered by the arbitrator shall be entered in any court having jurisdiction thereof. The fees and disbursements of the arbitrator shall be borne equally by the parties, with each party bearing its own expenses for counsel and other out-of-pocket costs. The arbitrator is specifically authorized to award costs and attorney's fees to the party substantially prevailing in the arbitration and shall do so in any case in which he believes the arbitration was not commenced in good faith.

                  (b) The parties acknowledge that in the case of disputes regarding matters other than the payment of money, damages may be insufficient to remedy a breach of this Agreement and that irreparable harm may result from a breach of this Agreement. Accordingly, the parties consent to the award of preliminary and permanent injunctive relief and specific performance to remedy any material breach of this Agreement, regarding disputes other than the payment of money, without limiting any other rights or remedies to which the parties may be entitled under law or equity. Either party may pursue injunctive relief or specific performance in any court of competent jurisdiction.

         7.11 Genders. Any reference to the masculine gender shall be deemed to include feminine and neuter genders, and vice versa, and any reference to the singular shall include the plural, and vice versa, unless the context otherwise requires.

         7.12 Initialing. Each page which contains handwritten or typewritten changes and each exhibit which is not attached to this Agreement shall be initialed or signed by each party.

         7.13 No Conflicts. The parties represent and warrant that the terms of this Agreement do not violate any existing agreements with other parties.


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


         7.14 Withholding. All payments made by Company to Executive hereunder shall be subject to applicable withholding.

         7.15 Guarantee. The full and faithful performance of the Agreement by the Company is guaranteed by Stonepath Group, Inc. as an Ancillary Document pursuant to that certain Guaranty given by Stonepath Group, Inc. on or about the date of this Agreement pursuant to the Stock Purchase Agreement.

         7.16 Earn-Out. Nothing in this Agreement shall affect Executive's right to Earn-Out payments under the Stock Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.



                                           COMPANY:

                                           M.G.R., INC.


                                           By__________________________________
                                                 Its:__________________________



                                           EXECUTIVE:

                                           ____________________________________
                                           Gary A. Koch










               [SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT]



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